                                                                    EXHIBIT 99.1


                            [BACKYARD BURGERS LOGO]


Contact:     Michael G. Webb
             Chief Financial Officer
             (901) 367-0888 Ext. 1226


                   BACK YARD BURGERS ANNOUNCES SECOND QUARTER
                          AND YEAR-TO-DATE 2005 RESULTS


MEMPHIS, TENNESSEE (JULY 26, 2005) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the second quarter of 2005.

o Total revenues for the 13-week period ended July 2, 2005, were $10,737,000 compared with total revenues of $10,659,000 for the 13-week period ended July 3, 2004. Royalty and advertising fees rose by approximately 30% over the year-earlier period due to a net increase of 21 franchised restaurants since July 3, 2004. Franchise and area development fees increased to $146,000 from $121,000 in the year-earlier period due to the opening of seven franchised restaurants during the 13-week period ended July 2, 2005, compared with six franchised restaurant openings in the year-earlier period. These increases were partially offset by a 1.7% decrease in same-store sales for Company-operated restaurants from the comparable period in 2004.

o Net income for the 13-week period ended July 2, 2005, decreased 14.8% to $404,000, or $0.08 per diluted share, from $474,000, or $0.09 per diluted share, in the year-earlier period. The decrease was primarily due to the decline in same-store sales at Company-operated restaurants coupled with a 14% increase in the cost of beef during the 13-week period ended July 2, 2005, as well as increased spending for general and administrative expenses, including corporate personnel, professional and consulting fees and travel relating to franchised restaurant support.

o For the second quarter of 2005, same-store sales for Company-operated restaurants decreased 1.7% from the comparable period in 2004, and same-store sales for franchised restaurants declined 1.0% for the same period. Same-store sales for the second quarter of 2005 for both Company-operated and franchised restaurants were positively affected by approximately 0.4% due to the fact that Easter Sunday occurred during the first quarter of 2005 and during the second quarter of 2004. Year-to-date same-store sales for 2005 decreased 2.2% for Company-operated restaurants and decreased 0.7% for franchised restaurants versus the comparable period in 2004.

o Total revenues for the 26-week period ended July 2, 2005, totaled $20,414,000 compared with $20,142,000 in the prior-year period. Net income for the 26-week period ended July 2, 2005, was $241,000, or $0.05 per diluted share, compared with $741,000, or $0.14 per diluted share, in the prior-year period. Net income for the 26-week period ended July 2, 2005, included a non-cash charge of approximately $358,000 (net of a tax benefit of $153,000) relating to the extension of the exercise date of certain stock options upon the resignation of an officer/director on January 7, 2005.


                                     -MORE-

1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888
        | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

BYBI Reports Second Quarter Results
Page 2
July 26, 2005


o Unit activity for the quarter included the opening of seven franchised stores and the closing of one Company-operated store. As of July 2, 2005, the Company's restaurant system comprised 160 units, including 41 Company-operated stores and 119 franchised stores. Expansion plans for the remainder of 2005 include the opening of three Company-operated stores and 20 franchised stores.

Back Yard Burgers operates and franchises quick-service restaurants in 19 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of Company-operated and franchised restaurants the Company anticipates opening during fiscal year 2005. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the Company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.


                                     -MORE-

BYBI Reports Second Quarter Results
Page 3
July 26, 2005


                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                               THIRTEEN WEEKS ENDED   TWENTY-SIX WEEKS ENDED
                                               --------------------   ----------------------
Revenues:                                      07/02/05    07/03/04    07/02/05     07/03/04
                                               --------    --------   ---------    ---------
                                                       (restated) (1)            (restated) (1)
      Restaurant sales                         $  9,072    $  9,323    $ 17,280    $  17,757
      Franchise and area development fees           146         121         311          209
      Royalty fees                                1,038         793       1,969        1,452
      Advertising fees                              271         205         515          370
      Other                                         210         217         339          354
                                               --------    --------   ---------    ---------
         Total revenues                          10,737      10,659      20,414       20,142
                                               --------    --------   ---------    ---------

Expenses:
      Cost of restaurant sales                    2,951       2,932       5,590        5,566
      Restaurant operating expenses               4,275       4,342       8,270        8,418
      General and administrative                  1,579       1,307       3,633        2,506
      Advertising                                   713         720       1,267        1,234
      Depreciation and amortization                 515         526       1,078        1,050
                                               --------    --------   ---------    ---------
         Total expenses                          10,033       9,827      19,838       18,774
                                               --------    --------   ---------    ---------

      Operating income                              704         832         576        1,368

Interest income                                       7           2          13            3
Interest expense                                   (104)       (120)       (212)        (246)
Other, net                                          (23)        (24)        (44)         (46)
                                               --------    --------   ---------    ---------
      Income before income taxes                    584         690         333        1,079
Income tax provision                                180         216          92          338
                                               --------    --------   ---------    ---------

Net income                                     $    404    $    474    $    241    $     741
                                               ========    ========   =========    =========

Income per share:
      Basic                                    $   0.08    $   0.10    $   0.05    $    0.16
                                               ========    ========   =========    =========
      Diluted                                  $   0.08    $   0.09    $   0.05    $    0.14
                                               ========    ========   =========    =========

Weighted average number of common shares and
  common equivalent shares outstanding:
         Basic                                    4,806       4,775       4,798        4,770
                                               ========    ========   =========    =========
         Diluted                                  5,107       5,142       5,121        5,151
                                               ========    ========   =========    =========


(1) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 3 to the Consolidated Financial Statements included in the Company's 2004 Form 10-K.


                                     -END-